UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2025

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03-9882-0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2025, the Board of Directors (the “Board”) of Propanc Biopharma, Inc. appointed Ms. Jeannine Zimmerman to serve as the Company’s Chief Financial Officer. Ms. Zimmerman, age 48, graduated from St. Jospeh’s College with a Bachelor of Science degree in accounting. She began her business career at SEC Solutions Group, LLP, which specialized in providing public companies with assistance with their SEC filing requirements where she assisted on all phases of the public filings, including audit and review preparation, internal control and SOX 404 testing, financial statement analysis and review, and audit documentation maintenance. Following that, Ms. Zimmerman joined two different public and not-for-profit accounting firms, where she worked with a variety of clients including real estate, school districts, manufacturing, distribution, logistics, waste management, and communications. She has vast experience with small and large organizations, with an extensive knowledge of the Accounting Standards Codification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer